UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

CATERPILLAR INC.

(Exact name of registrant as specified in its charter)

Delaware	1-768	37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 100 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 891-7700

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On April 8, 2026, Caterpillar Inc. (the “Company”) announced that, on April 7, 2026, the Board of Directors (the “Board”) of the Company appointed Kyle Epley as the Company’s Chief Financial Officer, effective May 1, 2026, succeeding Andrew R.J. Bonfield. Mr. Bonfield will continue to serve as Chief Financial Officer until May 1, 2026, at which point he will remain an employee through his retirement from the Company on October 1, 2026. A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Epley, 53, currently serves as a senior vice president of the Company, responsible for the Global Finance Services Division, a position he has held since 2019. Mr. Epley joined Caterpillar in 1996 and progressed through various positions of increasing responsibility across the global enterprise, including financial planning and analysis manager, corporate forecasting business manager, and cost and business analysis manager. He also served as division chief financial officer for both the Electronics & Machine Systems Division and the Industrial Power Systems Division, as well as the group chief financial officer for the Customer & Dealer Support segment. He became corporate controller in 2017 and assumed leadership of the Global Finance Services Division in 2019.

In connection with Mr. Epley’s elevation, the Compensation and Human Resources Committee of the Board also approved certain changes to Mr. Epley’s compensation:

•	An increase in Mr. Epley’s annual salary to $930,500, effective May 1, 2026;
•	An increase in Mr. Epley’s target award under the Company’s Annual Incentive Plan was set at 115% of his base salary; and
•	A long-term incentive grant with a grant date fair value of $1.8 million, one-half of which was comprised of performance-based restricted stock units, one-quarter of which was comprised of non-qualified stock options and one-quarter of which was comprised of time-based restricted stock units.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following is furnished as an exhibit to this report:

	99.1	Caterpillar Inc. press release dated April 8, 2026
	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATERPILLAR INC.

April 10, 2026	By:	/s/ Derek Owens
Derek Owens
Chief Legal Officer and General Counsel